SUB-ITEM 77I
Terms of new or amended securities

Effective October 21, 2017, as set forth in detail below, each of the R6 Funds was transferred to the R6 Class of the corresponding One Choice Fund.
Each of the One Choice R6 Funds is no longer available for purchase.


One Choice In Retirement Portfolio R6 transferred to the R6 Class of One Choice In Retirement
Portfolio

One Choice 2020 Portfolio R6 transferred to the R6
Class of One Choice 2020 Portfolio

One Choice 2025 Portfolio R6 transferred to the R6
Class of One Choice 2025 Portfolio

One Choice 2030 Portfolio R6 transferred to the R6
Class of One Choice 2030 Portfolio

One Choice 2035 Portfolio R6 transferred to the R6
Class of One Choice 2035 Portfolio

One Choice 2040 Portfolio R6 transferred to the R6
Class of One Choice 2040 Portfolio

One Choice 2045 Portfolio R6 transferred to the R6
Class of One Choice 2045 Portfolio

One Choice 2050 Portfolio R6 transferred to the R6
Class of One Choice 2050 Portfolio

One Choice 2055 Portfolio R6 transferred to the R6
Class of One Choice 2055 Portfolio

One Choice 2060 Portfolio R6 transferred to the R6
Class of One Choice 2060 Portfolio